Exhibit 99.1

Blue World Acquisition Corporation Announces

Liquidation of Investments Held in the Trust Account into Cash

New York, Jan. 29, 2024 (GLOBE NEWSWIRE) -- Blue World Acquisition Corporation (the “Company”) (NASDAQ: BWAQ) today announced that it has instructed Continental Stock Transfer & Trust Company (the “Trustee”) to liquidate the U.S. government treasury obligations and money market funds held in its trust account (the “Trust Account”) by January 31, 2024 and will hold all the funds from the Trust Account in cash at an interest bearing bank demand deposit account.

The determination was made by the Company to mitigate the potential risks of being deemed to have been operating as an unregistered investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trustee will liquidate the U.S. government treasury obligations and money market funds held in the Trust Account by January 31, 2024, which is the expiry of the 24-month anniversary of the effective date of the Company’s IPO prospectus, and to hold all funds in the Trust Account in cash at an interest bearing bank demand deposit account until the earlier of consummation of its initial business combination or liquidation of the Company.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of the Company’s Form 10-K and its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact Information:

Liang (Simon) Shi

Chairman and Chief Executive Officer

Email: liang.shi@zeninpartners.com

Tel: (646) 998-9582

Investor Relations:

Jingwen Zhu

Associate

Email: jingwenzhu@zeninpartners.com

Tel: 86 13671834329